UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): October 6, 2020

CLEANSPARK, INC.

(Exact name of Registrant as specified in its charter)

Nevada	001-39187	87-0449945
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1185 S. 1800 West, Suite 3

Woods Cross, Utah 84087

(Address of Principal Executive Offices)

(702) 941-8047

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CLSK	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On October 6, 2020, CleanSpark, Inc., a Nevada corporation (the “Company”), entered into an underwriting agreement (the “Underwriting Agreement”) with H.C. Wainwright & Co., LLC (the “Underwriter”). Pursuant to the Underwriting Agreement, the Company agreed to sell to the Underwriter, and the Underwriter agreed to purchase for resale to the public, in a firm commitment underwritten public offering, 4,444,445 shares (the “Shares”) of the Company’s common stock, $0.001 par value per share (the “Common Stock”), at a price to the public of $9.00 per share, less underwriting discounts and commissions. The offering of the Shares was registered pursuant to a Registration Statement (No. 333-248975) on Form S-3, which was filed by the Company with the Securities and Exchange Commission on September 23, 2020 and declared effective on October 2, 2020, including a prospectus contained therein, as supplemented by a preliminary prospectus supplement, dated October 6, 2020 and a prospectus supplement, filed October 8, 2020, relating to this offering (the “Registration Statement”). A copy of the Underwriting Agreement is attached hereto as Exhibit 1.1 and is incorporated by reference herein.

H.C. Wainwright & Co., LLC acted as sole book-running manager for the offering.

The Company received net proceeds from the sale of the Shares, after deducting underwriting discounts and commissions and other estimated offering expenses payable by the Company, of approximately $37.0 million. The offering closed on October 9, 2020.

Procopio, Cory, Hargreaves & Savitch LLP, counsel to the Company, delivered an opinion as to the validity of the Shares, a copy of which is attached hereto as Exhibit 5.1 and is incorporated by reference herein.

This Current Report on Form 8-K is being filed to incorporate the Underwriting Agreement and opinion by reference into such Registration Statement. The foregoing summary description of the offering and the documentation related thereto, including without limitation, the Underwriting Agreement, does not purport to be complete and is qualified in its entirety by reference to such exhibits.

The Underwriting Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company. The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriter, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Underwriting Agreement. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Underwriting Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Underwriting Agreement, and this subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 8.01	Other Events.

On October 6, 2020, the Company issued a press release announcing the pricing of the offering, and on October 9, 2020, the Company issued a press release announcing the closing of the offering. Copies of the press releases are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively, and are incorporated herein by reference.

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Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed as part of this report:

Exhibit Number	Description

1.1	Underwriting Agreement, entered into by and between CleanSpark, Inc. and H.C. Wainwright & Co., LLC, on October 6, 2020.

5.1	Opinion of Procopio, Cory, Hargreaves & Savitch LLP.

23.1	Consent of Procopio, Cory, Hargreaves & Savitch LLP (included in the opinion filed as Exhibit 5.1).

99.1	Pricing Press Release dated October 6, 2020

99.2	Closing Press Release dated October 9, 2020

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEANSPARK, INC.

Dated: October 9, 2020	By:	/s/ Zachary K. Bradford
Zachary K. Bradford
Chief Executive Officer and President

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